Exhibit 99.1

Perry Ellis International Announces

the Election of J. David Scheiner to its Board of Directors

Perry Ellis International (GLOBENEWSWIRE:PERY) today announced the election of J. David (“David”) Scheiner to its Board of Directors (“Board”). David is a veteran retailer with over 35 years of experience in senior roles at major retailers such as Macy’s Florida/Puerto Rico, where he served as President and Chief Operating Officer from which he retired in 2009. He is currently a member of the board of directors of Cache, Inc., a women’s specialty store. David currently serves as a consultant to both retail and wholesale companies, as well as investment banks and private equity companies, investing in the consumer retail industry.

George Feldenkreis, Chairman and Chief Executive Officer of Perry Ellis International commented: “I am pleased to welcome David to our Board. David’s proven track record of achieving profitable results and his strong retail background will complement our Board especially as we focus our efforts on direct-to-consumer. I look forward to David’s insight as we execute our strategies to grow our business.”

Scheiner earned his BS with a dual degree in Marketing and Management from the University of New Haven in Connecticut. David has devoted extensive time and resources to philanthropic endeavors. He is a lifetime trustee of Miami Children’s Hospital Foundation and has served as a member of the Board of Directors of United Way Miami-Dade, where he Co-Chaired the annual campaign. Scheiner has received numerous awards including, Apparel Magazine Merchant of the Year, the University of New Haven Alumni Leadership Award, the Caroline Halpern Award from the University of Miami Sylvester Comprehensive Cancer Center, and Miami Children’s Hospital’s first “Thank You for Making a Difference Award.”

“I look forward to joining the Perry Ellis Board,” said Mr. Scheiner. “Perry Ellis possesses numerous strengths including compelling brands and a strong infrastructure. I am looking forward to making a positive impact on the company alongside the other members of the Board and the management team to assist the Company in achieving its goals and objectives.”

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, C&C California®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, John Henry®, Manhattan®, Axist®, and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion, potential cyber risk and technology failures could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

SOURCE: Perry Ellis International, Inc.

Perry Ellis International, Inc.

Anita Britt, 305-873-1210